First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                    Wheaton, Illinois  60187




                         March 31, 2011


First Trust Portfolios L.P.
120 East Liberty Drive, Suite 400
Wheaton, Illinois  60187

     Re:  FT 2857

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
172064 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                         Sincerely,

                         First Trust Advisors L.P.



                         Ronda L. Saeli-Chiappe
                         Vice President